NEWS RELEASE

FOR IMMEDIATE RELEASE                           Stock Symbol: BFSB
April 27, 2006                                  Traded on Nasdaq National Market

CONTACT:
Angelo Di Lorenzo
President and Chief Executive Officer
(718) 855-8500


                       BROOKLYN FEDERAL BANCORP ANNOUNCES
                OPERATING RESULTS FOR THE SECOND QUARTER OF 2006


BROOKLYN, N.Y. - April 27, 2006 - Brooklyn Federal Bancorp, Inc. (Nasdaq National Market: BFSB), the parent Company of Brooklyn Federal Savings Bank, today reported net income of $1.0 million, an increase of $155,000 or 17.8% for the quarter ended March 31, 2006 compared to net income of $870,000 for the quarter ended March 31, 2005. The Company reported basic and diluted earnings of $0.08 per share for the quarter ended March 31, 2006. Basic and diluted earnings per share for the same time period of 2005 is not applicable because the Company's reorganization into the mutual holding company format was not consummated until April 5, 2005.

The Company also reported net income for the six months ended March 31, 2006 of $2.2 million, an increase of $336,000 or 18.5% compared to $1.8 million for the same period ended March 31, 2005. Basic and diluted earnings per share were $0.17 for the six months ended March 31, 2006. Basic and diluted earnings per share for the same time period of 2005 is not applicable because the Company's reorganization into the mutual holding company format was not consummated until April 5, 2005.

Total assets at March 31, 2006 were $360.4 million, an increase of $19.5 million, or 5.7% compared to total assets of $340.9 million at September 30, 2005. The increase was primarily due to increases in loans held for sale of $14.2 million, to $22.8 million, or 165.3% from $8.6 million at September 30, 2005, cash and cash equivalents of $5.5 million, or 65.2% to $13.8 million from $8.4 million at September 30, 2005 and securities held to maturity of $2.2 million, or 2.2% to $101.8 million from $99.6 million at September 30, 2005, offset in part by reductions of loans receivable of $1.2 million to $195.4 million from $196.6 million at September 30, 2005 and $1.1 million in investments of time deposits and certificates to $8.2 million from $9.3 million at September 30, 2005.

Total deposits increased by $17.3 million or 6.9% to $269.0 million at March 31, 2006 from $251.6 million at September 30, 2005. The increase was mainly due to our new certificate of deposit products and an increase in our retail jumbo certificate of deposit category. Total borrowings, which represents short-term and long-term Federal Home Loan Bank (the "FHLB") of New York advances, increased by $750,000 or 9.3% at March 31, 2006 to $8.9 million from $8.1 million at September 30, 2005. Stockholders' equity increased by $2.3 million or 3.0% to $77.5 million at March 31, 2006 from $75.2 million at September 30, 2005, primarily due to the addition of net income.

COMPARISON OF OPERATING RESULTS FOR THE QUARTER

Total net interest income before provision for loan losses increased $738,000 or 26.1% to $3.5 million for the quarter ended March 31, 2006 compared to $2.8 million for the quarter ended March 31, 2005. Interest income for the quarter ended March 31, 2006, increased $1.3 million or 32.2% to $5.3 million compared to $4.0 million from the comparable quarter in 2005. Interest expense increased $548,000 or 47.2% to $1.7 million for the quarter ended March 31, 2006 from $1.2 million for the quarter ended March 31, 2005.

The average balance of net loans increased $46.3 million or 27.5% to $214.9 million for the quarter ended March 31, 2006 compared to $168.6 million for the comparable quarter in 2005, as the Company continues to deploy the funds from its initial public offering as well as net deposit inflows into loan products. The total average balance of the Company's securities and other interest-earning assets decreased $10.7 million or 7.8% to $127.3 million for the quarter ended March 31, 2006 compared to $138.0 million for the comparable period in 2005. The average yield on total interest-earning assets increased 97 basis points to 6.17% for the quarter ended March 31, 2006 compared to 5.20% for the comparable period in 2005. The average balance of deposits, which includes savings accounts, money market, negotiable order of withdrawal ("NOW") accounts and certificates of deposit, increased by $10.3 million or 4.3% to $249.2 million for the quarter ended March 31, 2006 compared to $238.9 million for the same quarter in 2005. The average balance of borrowings, which includes short and long term advances from the FHLB of New York, decreased by $1.3 million to $8.4 million for the quarter ended March 31, 2006 compared to $9.7 million for the quarter ended March 31, 2005. The average cost of total interest-bearing liabilities increased 78 basis points to 2.65% from 1.87% for the quarter ended March 31, 2006 compared to the same quarter in 2005.

The loan loss provision increased $106,000 to $128,000 for the quarter ended March 31, 2006 from $22,000 for the same quarter in 2005. The primary reason for this increase was growth in the multi-family, commercial real estate, construction and land loan portfolios during this period.

Non-interest income increased by $74,000 or 15.7% to $546,000 for the quarter ended March 31, 2006 from $472,000 for the same quarter in 2005. The increase was primarily due to an increase in bank owned life insurance income and net profits on the sale of mortgage loans.

Non-interest expense increased $495,000 or 26.8% to $2.3 million for the quarter ended March 31, 2006 from $1.8 million for the same period in 2005. The increase was mainly due to compensation and benefit expenses increases of $305,000, which includes additional salaries for new hires, additional director compensation for meetings and additional pension benefits for employees, as well as the cost of the Employee Stock Ownership Plan (the "ESOP"). There were also increases in occupancy and equipment expense of $63,000, professional fees of approximately $70,000 and miscellaneous expenses of $57,000, which include printing, postage and other service fees.

Provision for income taxes increased by $56,000 or 10.0% to $615,000 for the quarter ended March 31, 2006 compared to $559,000 for the same quarter in 2005. The primary reason for the increase in 2006 is an increase in net income before income taxes.

COMPARISON OF OPERATING RESULTS FOR THE SIX MONTH PERIOD

Net interest income before provision for loan losses increased $1.2 million or 21.3% to $6.9 million for the six months ended March 31, 2006 from $5.7 million for the same period in 2005. Interest income increased $2.2 million or 27.8% to $10.1 million for the six months ended March 31, 2006 from $7.9 million for the same period in 2005. Interest expense increased $993,000 or 44.2% to $3.2 million for the six months ended March 31, 2006 from $2.2 million for the same period 2005.

The average balance of net loans increased $44.0 million or 26.4% to $210.3 million for the six month period ended March 31,2006 from $166.3 million in the comparable period of 2005, as the Company continues to deploy the funds received in its initial public offering as well as net deposit inflows from our deposit products. The total average balance of the Company's securities and other interest-earning assets decreased $6.2 million or 4.6% to $128.9 million for the six month period ended March 31, 2006 compared to $135.1 million for the same period in 2005. The average yield on total interest-earning assets increased 72 basis points to 5.99% for the six months ended March 31, 2006 from 5.27% for the six months ended March 31, 2005. The average balance of interest-bearing deposits, which include savings accounts, money market accounts, NOW accounts and certificates of deposit, increased $9.0 million or 3.8% to $247.1 million for the six months ended March 31, 2006 from $238.1 million for the six months ended March 31, 2005. The average balance of borrowings, which includes short and long term FHLB of New York advances, decreased $3.1 million or 27.4% to $8.2 million for the six months ended March 31, 2006 from $11.3 million for the six months ended March 31, 2005. The average cost of total interest-bearing liabilities increased 74 basis points to 2.54% for the six months ended March 31, 2006 from 1.80% for the same time period in 2005.

The loan loss provision increased $79,000 to $115,000 for the six months ended March 31, 2006 from $36,000 for the same time period in 2005. The primary reason for this increase was growth in the multi-family, commercial real estate, construction and land loan portfolios during this period.

Non-interest income increased $180,000 or 16.7% to $1.3 million from $1.1 million for the six month period ended March 31, 2006 compared to the same period in 2005. The primary reasons for the increase are increased loan fees and loan service fees of approximately $108,000, as well as increases in bank owned life insurance income of $85,000 and net gain on sale of mortgage loans of $34,000, partially offset by decreases in depositor-related fees of $18,000 and other miscellaneous income of approximately $29,000.

Non-interest expense increased $781,000 or 20.4% to $4.6 million from $3.8 million for the six-month period ended March 31, 2006 compared to the same period in 2005. The increase includes an increase in compensation and benefit expenses of $487,000, reflecting additional salaries for new hires, additional director compensation for meetings and additional pension benefits for employees, as well as the cost of the ESOP. The increase in non-interest expenses also reflects increases in data processing service bureau expense of $22,000, professional fees of $108,000, occupancy expense of $92,000 and other operating expenses of $72,000.

Provision for income taxes increased $197,000 to $1.3 million for the six month period ended March 31, 2006 from $1.1 million for the same period in 2005. The primary reason is increased income before taxes.

Brooklyn Federal Savings Bank operates four banking offices, two located in Brooklyn, one each in Nassau and Suffolk Counties, New York. Additional financial data for the quarter and six months ended March 31, 2006 may be found in Brooklyn Federal Bancorp's Quarterly Report on Form 10-Q, which will be filed with the Securities and Exchange Commission.

This press release may contain certain "forward-looking statements" which may be identified by the use of such words as "believe", "expect", "intend", "anticipate", "should", "planned", "estimated", and "potential". Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

                              FINANCIAL HIGHLIGHTS


                                                                              At March 31,         At September 30,
                                                                                  2006                  2005
                                                                            ----------------       ----------------
                                                                                         (In thousands)
                                                                            ---------------------------------------
Selected Financial Condition Data:

Total assets                                                                $        360,375       $       340,858
Cash and cash equivalents                                                             13,848                 8,384
Time deposits and certificates                                                         8,162                 9,268
Securities available-for-sale                                                          4,267                 4,190
Securities held-to-maturity                                                          101,762                99,574
Loans available for sale                                                              22,822                 8,603
Loans receivable, net                                                                193,993               195,264
Deposits                                                                             268,959               251,634
Borrowings                                                                             8,857                 8,107
Stockholders' equity                                                                  77,455                75,209




                                                        For the Three Months Ended                    For the Six Months Ended
                                                                March 31,                                    March 31,
                                                  ------------------------------------         -------------------------------------
                                                        2006                 2005                   2006                  2005
                                                  ----------------     ----------------        ----------------     ----------------
                                                  (In thousands, except per share data)        (In thousands, except per share data)
                                                  ------------------------------------         -------------------------------------
Selected Operating Data:

Interest income                                    $        5,275       $        3,989          $       10,153       $        7,947
Interest expense                                            1,709                1,161                   3,242                2,249
                                                  ----------------     ----------------        ----------------     ----------------
    Net interest income before provision for
        loan losses                                         3,566                2,828                   6,911                5,698
Provision for loan losses                                     128                   22                     115                   36
                                                  ----------------     ----------------        ----------------     ----------------
    Net interest income after provision for
        loan losses                                         3,438                2,806                   6,796                5,662
Non-interest income                                           546                  472                   1,255                1,075
Non-interest expense                                        2,344                1,849                   4,603                3,822
                                                  ----------------     ----------------        ----------------     ----------------
Income before income taxes                                  1,640                1,429                   3,448                2,915
Provision for income taxes                                    615                  559                   1,294                1,097
                                                  ----------------     ----------------        ----------------     ----------------
    Net income                                     $        1,025       $          870          $        2,154       $        1,818
                                                  ================     ================        ================     ================
    Basic earnings per common share                $         0.08            N/A                $         0.17            N/A
    Diluted earnings per common share              $         0.08            N/A                $         0.17            N/A



                                                    At or For the Three Months Ended              At or For the Six Months Ended
                                                                March 31,                                    March 31,
                                                  -------------------------------------        -------------------------------------
                                                        2006                 2005                    2006                 2005
                                                  ----------------     ----------------        ----------------     ----------------
Selected Financial Ratios:

Performance Ratios:
Return on average assets  (1)                                1.15 %               1.10 %                  1.22 %              1.16 %
Return on average equity  (1)                                5.37 %               9.45 %                  5.67 %             10.08 %
Interest rate spread      (2)                                3.52 %               3.33 %                  3.45 %              3.47 %
Net interest margin       (1) (3)                            4.17 %               3.69 %                  4.07 %              3.78 %
Efficiency ratio          (4)                               57.00 %              56.03 %                 56.37 %             56.43 %
Non-interest expense to
    average total assets  (1)                                2.63 %               2.33 %                  2.60 %              2.44 %
Average interest-earning assets to
    average interest-bearing liabilities                   132.85 %             123.34 %                132.89 %            120.88 %

Asset Quality Ratios:

Non-performing assets as a percent of total assets           0.05 %               1.49 %
Non-performing loans as a percent of total loans             0.09 %               3.17 %
Allowance for loan losses as a percent of total loans        0.66 %               0.54 %


(1)  Ratio is annualized.
(2) Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(3) Represents net interest income as a percent of average interest-earning assets for the period.
(4) Represents non-interest expense divided by the sum of net interest income and non-interest income.